                                                                   EXHIBIT 10.36

                                   AGREEMENT

     THIS AGREEMENT ("Agreement") is made and entered into as of July 5, 1994 (the "Commencement Date"), by and between SPELLING ENTERTAINMENT GROUP INC. ("SEGI"), a Florida Corporation ("Employer") and ROSS G. LANDSBAUM ("Employee"). The parties agree to the following:

     1.   DUTIES:  Employer engages Employee to serve in the capacity of Vice
          ------
President, Taxes and Finance, reporting to the Chief Financial Officer ("CFO") of Employer, or such other person as may later be designated by the CFO or Chief Executive Officer ("CEO") of Employer. During the term of this Agreement, Employer shall determine within its sole and absolute discretion the scope of duties and responsibilities of Employee, so long as such duties and responsibilities are consistent with those exercised by a Vice-President, Taxes and Finance. In addition, Employer will determine within its sole and absolute discretion the particular additional office or offices, if any, to be held by Employee with Employer or its affiliates or subsidiaries. Employee shall furnish such other services to Employer as may be requested by Employer in its sole and absolute discretion. Employee shall furnish his services to Employer on an absolutely exclusive basis. Employee shall not perform any services of any kind or nature which could interfere with the performance of his services hereunder for any individual, partnership, corporation or other entity, or engage in any self employment, and shall not engage in any activity whatsoever which would interfere with the performance of his services hereunder. Employee shall not use, or allow the use of, his title or offices with Employer or the fact of his employment or affiliation with Employer or any of its affiliated entities in connection with any activities or endeavors which are not specifically and directly related to the performance of his duties under this Agreement without the specific and express written authorization of the CFO of Employer, or his or his express designee. Furthermore, Employee shall not become financially interested in or associated with, directly or indirectly, any other individual, partnership, corporation or other entity in connection with the production, distribution or exhibition of motion pictures, television programs, sound recordings, theatrical plays, any visual and or audio recordings of any kind, in the broadcasting and/or music publishing businesses, or any other entertainment related business or activity; provided, however, that the foregoing shall not prevent Employee from (i) holding a passive legal or beneficial interest in any partnership, corporation or other entity which is not a competitor of Employer (or any subsidiary of Employer) in any of the Employer's (or any of its subsidiaries) lines of business or (ii) from holding a legal or beneficial interest not exceeding one percent (1%) of the outstanding stock of any publicly traded corporation whether or not such publicly traded corporation competes with Employer (or any of its subsidiaries) in any of Employer's (or any of its subsidiaries') lines of business.

     2.   TERM OF EMPLOYMENT:  Subject to prior termination as hereinafter
          ------------------
provided, Employer hereby employs Employee and Employee hereby accepts employment with Employer, under the terms and conditions set forth in this Agreement commencing on the Commencement Date and terminating on June 30, 1997 (the "Employment Term"). Both Employee and Employer acknowledge and agree that neither has any obligation or duty to renew, extend or negotiate for the renewal or extension of the employment relationship beyond the Employment Term. Should the employment relationship continue after the Employment Term without the agreement to and execution of a complete and integrated written employment contract, the employment during such period shall be completely at will, so that either Employer or Employee may terminate the employment at any time, without notice, for any reason or no reason, and no reason need be given.

     3.   COMPENSATION:

          3.1       Base Salary:  As compensation for the performance by
                    -----------
Employee of all his obligations hereunder, Employer shall pay Employee a base salary ("Base Salary") as follows: Employee's Base Salary during the first year of the Employment Term shall be $130,000. Employee's Base Salary is subject to review and possible adjustment after each year of employment hereunder. Although Employee acknowledges and agrees that Employer's agreement to so review his Base Salary after each year of employment hereunder does not obligate Employer to increase his Base Salary, Employee's base salary shall not be decreased below $130,000 per annum. All compensation under this section shall be payable in accordance with Employer's normal practices. No additional compensation shall be payable to Employee by reason of any hours worked on Saturdays, Sundays, holidays or otherwise.

          3.2       Bonus Compensation:  Employee may also be eligible to
                    ------------------
receive discretionary bonus compensation. The amount of such discretionary bonus compensation, if any, however, shall be determined on an individual basis by the Employer in its sole and absolute discretion using the same criteria, if any, as are used in connection with the discretionary bonus compensation decisions made with respect to executives of similar stature as that of Employee.

     4.   BENEFITS:
          --------

          4.1  Expenses:  Employer agrees to repay or reimburse Employee for
               --------
ordinary and necessary business expenses compatible with Employer's general policies for executives of similar stature, upon the presentation of itemized statements of such business expenses on the form generally used by executives of Employer within forty-five (45) days of the occurrence of such expense. Employee shall obtain permission of the CFO of Employer, or such other person as may be designated by Employer, before incurring any business expenses out of the ordinary course.

          4.2       Medical, Insurance and Other Benefits:  During the
                    -------------------------------------
Employment Term, Employee shall be entitled to participate in all benefit plans available to other SEGI executives of similar stature, including without limitation, group medical, dental or disability benefits, as such plans or benefits may be established or modified from time to time in Employer's sole and absolute discretion.

          4.3       Stock Options:  Employee shall be granted 25,000 stock
                    -------------
options to purchase common stock of Spelling Entertainment Group Inc. ("SEGI"), at a purchase price equal to the closing price on July 5, 1994, pursuant to the terms of the SEGI Stock Participation Plan. Said options shall vest in four (4) equal annual installments commencing July 4, 1995. Vesting of stock options shall continue during the Employment Term if Employee's employment is terminated without cause, as defined in Paragraphs 5 and 6, below. Otherwise, vesting shall cease upon termination of Employee's employment, and Employee's right to exercise stock options shall cease after termination of Employee's employment for any reason in accordance with the terms of the SEGI Stock Participation Plan. Employee acknowledges and agrees that the vesting periods referred to herein do not expressly or impliedly constitute a promise or representation concerning an extension or continuation of the employment relationship beyond the Employment Term.

          4.4            Vacation: During the Employment Term, Employee shall be
                         --------
entitled to four (4) weeks vacation per year without reduction in Employee's Base Salary, in accordance with the policies established from time to time by Employer.

          4.5            Pension:  Employee shall be eligible to participate in
                         -------
Employer's 401(k) plan offered to its employees, on the same terms and conditions applicable to all employees of similar stature under the plan.

          4.6            Benefits:  All the benefits described in this Section
                         --------
shall cease immediately upon the termination of Employee's employment with Employer for any reason, subject to Employee's rights under COBRA and ERISA.

     5.   TERMINATION BY EMPLOYER FOR CAUSE:  Notwithstanding anything to the
          ---------------------------------
contrary in this Agreement, if at any time Employer, through its CFO or the express designee(s) of the CEO of SEGI, has a reasonable basis to believe that Employee has committed any act or omission that constitutes "cause" as defined below, Employee shall be in breach of this Agreement, and Employer shall have the right to terminate Employee's employment immediately and retain any rights in equity or law including rights of offset against Employee for such breach, and Employee's compensation and benefits shall cease immediately, subject only to such rights as Employee may have under COBRA or ERISA. As used herein, the term "cause" shall mean:

          (i) Employee's conviction of any crime (whether or not involving Employer) which constitutes a crime of moral turpitude or is punishable by imprisonment of one year or more;

          (ii) Any act or omission by Employee involving malfeasance or negligence, or constituting a material breach of this Agreement;

          (iii) Employee's omission or act constituting fraud, dishonesty or misrepresentation, whether prior or subsequent to the date hereof, including, without limitation any fraud, dishonesty or misrepresentation relating to Employee's hiring by Employer;

          (iv) Employee's failure, inability (which does qualify as a disability under federal or state law), or refusal to perform Employee's duties on an exclusive and full-time basis;

          (v) Employee's violation of any rule or regulation of Employer applicable to other employees of similar stature;

           (vi) Any other act, omission, fact or event which could constitute cause under federal or state law.

     Employee acknowledges and agrees that he is a fiduciary of Employer and, as such, has affirmative and active duties of loyalty, confidence, trust and cooperation with Employer. In connection with such duties, Employee acknowledges and agrees that he will be required to provide to Employer any and all written or oral information deemed relevant by Employer in connection with its review and determination of cause. Employee acknowledges and agrees that such duties survive the termination of his employment and that his failure to so cooperate with Employer's review and determination of cause shall itself constitute cause justifying the termination of employment.

     6.   MITIGATION:  If Employee's employment is terminated by Employer
          ----------
without cause as defined above, Employee shall have an active and affirmative duty to use continuous good faith and best efforts to seek alternative employment and to report to Employer on a monthly basis concerning such efforts. Employer shall be entitled to reduce the amount of any compensation and applicable benefits payable to Employee under this Agreement by the amount of salary, bonus and/or benefits or other compensation of any kind earned or received by Employee from any third party and/or any such amounts, compensation or benefits earned through self employment from the date of termination through the end of the Employment Term. Employee acknowledges and agrees that any failure by Employee to use such efforts to mitigate shall constitute a material breach of this Agreement and shall constitute a ground excusing further performance by Employer under this Agreement.

     7.   CONFIDENTIALITY:  During the term of Employee's employment and
          ---------------
thereafter, Employee shall keep in absolute confidence and shall not use for Employee or others, or divulge to others, any information pertaining to Employer's business, including without limitation, secret or confidential information, knowledge, data or plans of Employer, including without limitation, matters of a business nature such as information about costs and profits, projections, personnel information, records, customer lists, contact persons, customer data, software, and sales data, or matters of a creative nature, including without limitation, matters regarding or including ideas of a literary or dramatic nature, or regarding any form of motion pictures ("Company Information"). Company Information shall be considered and kept as the private and privileged information of Employer and may not be divulged without the express written authorization of the President of Employer or his or her express designee. Any records, files, lists, drawings, documents, models, equipment, software or the like relating to Employer's business which Employee shall prepare or use, or come into contact with or any other Company Information shall not be removed from Employer's premises without Employer's express and specific written consent, except as specifically required to perform Employee's duties under this Agreement in the course and scope of Employee's employment during the term of Employee's employment, and shall be returned to Employer (including all copies or other recordation) immediately upon the termination of Employee's employment hereunder. If Employee breaches any of the covenants in this Section, then Employer shall have the right to enforce any legal or equitable remedy (including, without limitation, preliminary and permanent injunctive relief and accounting for all profits and benefits) that may be available and Employee agrees that Employee's duties of confidentiality with respect to Company Information shall survive the termination of his employment with Employer. Employee acknowledges and agrees that any breach of such covenants could cause irreparable harm to Employer and, as such, entitle Employer to an injunction to enjoin unauthorized disclosure of Company Information.

     8.   DISABILITY:  At any time that Employee is Materially Disabled (as
          ----------
hereinafter defined) during the Employment Term, Employer may at its election terminate this Agreement and both Employee and Employer shall thereupon be released and discharged of and from all further obligations when this Agreement hereunder except for obligations under Sections 5, 7 and 10 and 11 hereof, or as required by COBRA or ERISA. "Materially Disabled" shall mean any instance where Employee is not able as a result of a serious health condition to render full services as contemplated hereby for any period totalling more than twelve (12) weeks in the aggregate during any twelve (12) month period. Employee acknowledges the critical nature of his position and the functions he exercises with Employer and that agrees his continued employment after he is materially disabled would constitute an undue hardship to Employer for which no further reasonable accommodation would be possible. Employee acknowledges and agrees that Employer will be entitled access to any medical information and to communicate with any of his medical practioners for the purpose of independently reviewing and assessing any claimed disability. Employee further acknowledges and agrees that Employee may be required to submit to duly licensed medical practioners selected by Employer for the purpose of Employer's independent review of any claimed disability.

     9.   DEATH:  In the event of Employee's death, at any time during the term
          -----
hereof, this Agreement shall terminate, and both Employee and Employer shall thereupon be released and discharged from all further obligations hereunder except for any vested benefits and earned and unpaid earned Base Salary for time worked.

     10.  SOLICITATION:  Upon the termination of the employment relationship
          ------------
between Employer and Employee, and for a period of one (1) year thereafter, Employee agrees not to induce or attempt to induce any employees of Employer to seek or to accept employment with any entity or individual other than Employer.

     11.  OWNERSHIP OF IDEAS:  Employer shall own, and Employee hereby transfers
          ------------------
and assigns to it, all rights, of every kind and character throughout the world, in perpetuity, in and to any material and/or ideas and all results and proceeds of Employer's and Employee's services hereunder, or conceived of or produced during the term of Employee's Employment by either of them, whether the same consists of literary, dramatic, musical, motion picture, mechanical, or any other form of works, themes, ideas, inventions, creations, products or compositions. Employee agrees to execute and deliver to Employer such assignments, certificates of authorship, or other instruments in accordance with standard industry practice as Employer may require from time to time to evidence ownership of the results and proceeds of Employer's and Employee's services. Employee's agreement to assign to Employer any of his rights as set forth in this Section 11 does not apply to any invention which qualifies fully under as his invention under the provisions of Section 2870 of the California Labor Code, where no equipment, supplies, facility, or trade secret information of Employer was used and which was developed entirely upon Employee's own time, and which
(i) does not relate to the business of Employer or to its actual or demonstrably anticipated research or development, or

(ii) which does not result from any work performed by Employee for Employer. Employee represents and warrants that except as previously disclosed to Employer in writing, Employee neither owns nor controls any copyright rights, literary rights, contract rights, or other rights in any literary, dramatic work, musical work or any concept or idea which could be the basis for a television program, feature film, video or other motion picture or copyrightable product.

     12.  REPRESENTATIONS AND WARRANTIES:  Employee represents and warrants that
          ------------------------------
Employee has all right, power, authority, and capacity, and is free, to enter into this Agreement; and that by doing so Employee will not violate or interfere with the rights of any other person or entity; and that Employee is not subject to any contract, understanding, or obligation which will or might prevent, interfere with, or impair the performance of this Agreement by Employee. Employee will indemnify, defend and hold Employer harmless with respect to any losses, liabilities, demands, claims, fees, expenses, damages, and costs (including attorneys' fees and court costs) resulting from or arising out of any breach or alleged breach of any representation, warranty or covenant of Employee contained herein. Employer and Employee are familiar with the requirements of
Section 507 (regarding the acceptance or payment of money or other consideration for the inclusion of program matter) of the Federal Communications Act, are aware that the violation of Section 507 constitutes a criminal offense, have not violated and will not violate any of the provisions of said Section 507, and have not and will not do any act which would require disclosure pursuant to said
Section 507. Employer shall indemnify, defend and hold harmless Employee for any claims, losses or damages (including reasonable attorneys fees) arising out of the carrying out of Employee's duties under this Agreement, except for claims, losses and damages arising out of the gross negligence or malfeasance of Employee.

     13.  SERVICES UNIQUE:  It is mutually understood and agreed that Employee's
          ---------------
services and covenants, being personal to Employee are special, unique, unusual, extraordinary, and of an intellectual character giving them a peculiar value, for the loss of which Employer cannot be reasonably compensated in damages in an action at law, and therefore in the event of any breach by Employee of this Agreement, Employer shall be entitled to make application to a court of competent jurisdiction for equitable relief by way of injunction or otherwise. This provision shall not, however, be construed as a waiver of any of the rights which Employer may have for damages under this Agreement or otherwise, and all of Employer's rights and remedies shall be unrestricted.

     14.  COMPLETE AGREEMENT; MODIFICATION:  This Agreement is the product of
          --------------------------------
negotiation between the parties hereto and supersedes all prior agreements, if any, between Employer and Employee and constitutes the entire agreement between Employer and Employee. No modification of this Agreement, or other agreement, condition or stipulation shall be valid or binding unless the same be in writing and duly executed by Employer, through the CFO of Employer or his or his express designee, and Employee. No person has any authority to make any representation or promise on behalf of the parties not set forth herein and this Agreement has not been executed in reliance upon any representation or promise except as contained herein. No waiver by any party to this Agreement shall be deemed to be a waiver of any proceeding or succeeding breach and the fact that an objection is waived for a period of time or in one instance shall not be considered a continuing waiver.

     15.  SEVERABILITY:  If any provision of this Agreement is declared invalid,
          ------------
illegal, or incapable of being enforced by any court of competent jurisdiction, all the remaining provisions of this Agreement shall nevertheless continue in full force and effect and no provision shall be deemed dependent upon any other provision unless so expressed herein.

     16.  NOTICES:  Any notice required or desired to be given to Employer or
          -------
to Employee shall be given in writing, and shall be addressed (i) to Employer at its principal place of business, and (ii) to Employee at his most recent home address in the records of Employer, or to such other address sufficiently given by actual delivery thereof to Employer or Employee, as the case may be.

          All notices shall be given by hand delivery, telegraph, telecopy, registered mail or overnight courier (postage prepaid, return receipt requested) addressed to the other party as aforesaid, and the date of delivery, mailing, telecopying, or telegraphing shall be the date of the giving of such notice.

     17.  ASSIGNMENT:  This Agreement shall not be assignable by Employee.
          ----------
Notwithstanding the foregoing, Employer shall be free to assign this Agreement to any subsidiary or affiliate or successor of Employer or, if Employer is reorganized, any successor's corporation. Change of control of Employer shall not be deemed to be an assignment for purposes of this provision.

     18.  PAYMENT OF TAXES:  To the extent that any taxes become payable by
          ----------------
Employee by virtue of any payments made or benefits conferred by Employer, Employer shall not be liable to pay or obligated to reimburse Employee for any such taxes or to make any adjustment under this Agreement. Any payments hereunder to Employee, including but not limited to the Base Salary, shall be made net of any required withholding and other appropriate payroll deductions.

     19.  COOPERATION AFTER TERMINATION:  Upon termination of employment and for
          -----------------------------
a period of one year thereafter, Employee shall materially and fully cooperate with Employer in all matters relating to the course and scope of his employment, including without limitation, the winding up of his pending work with Employer and the orderly transfer of such work to other employees of Employer as may be designated by Employer. Following one year after termination of employment, Employee shall be required to so cooperate only on a reasonable basis that does not materially interfere with Employee's other activities.

     20.  OBLIGATION TO PARENTS, SUBSIDIARIES AND AFFILIATES OF EMPLOYER:
          --------------------------------------------------------------
Employee acknowledges and agrees that all of Employee's covenants and obligations to Employer, as well as all rights of Employer hereunder, shall run in favor of and shall be enforceable by any and all parents, subsidiaries or affiliates of Employer, and Employee acknowledges and agrees that wherein Employee has an obligation or covenant running in favor of Employer, or Employer has a right hereunder, the term "Employer" shall include all parents, subsidiaries or affiliates of Employer.

          21.       SECTION HEADINGS:  Section and other headings contained in
                    ----------------
this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.

          IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year first above written.

                              SPELLING ENTERTAINMENT GROUP INC.
                              (Employer)

                              By:  /s/  Thomas P. Carson
                                   --------------------------------

                              Its:      Executive Vice President
                                   --------------------------------



                                   /s/  Ross G. Landsbaum
                                   --------------------------------
                                   ROSS G. LANDSBAUM
                                   (Employee)

                                      As of July 5, 1995



Mr. Ross Landsbaum
Spelling Entertainment Group, Inc.
5700 Wilshire Boulevard
Los Angeles, California 90036

Dear Mr. Landsbaum:

Kindly refer to the Employment Agreement dated July 5, l 994 between you ("Employee") and Spelling Entertainment Group Inc. ("Employer").

Employee and Employer hereby mutually agree to amend the Employment Agreement as follows:

1. Employer shall pay Employee a base salary of One Hundred Forty Thousand Dollars ($140,000) commencing July 5, 1995.

2. Employee shall receive a car allowance in the amount of $350 per month commencing July 5, 1995.

3. Except as herein specifically provided, the Employment Agreement shall not be amended in any respect whatsoever and shall continue in full force and effect.

If the foregoing is in accordance with your understanding and agreement, please so indicate by signing below.

                              Very truly yours,

                              SPELLING ENTERTAINMENT GROUP INC.



                              By:    /s/  Peter Bachmann
                                    ---------------------
                              Its:        Executive Vice President
                                    ------------------------------

AGREED:

/s/  Ross G. Landsbaum
------------------------
ROSS LANDSBAUM

                    AMENDMENT NO. 2 TO EMPLOYMENT AGREEMENT

     This Amendment to Employment Agreement (the "Amendment"), is made and entered into as of February 4, 1997, by and between ROSS LANDSBAUM ("Employee") and SPELLING ENTERTAINMENT GROUP INC. ("Employer") with reference to the following facts and circumstances:

     WHEREAS, the parties hereto previously entered into that certain employment agreement, dated as of July 5, 1994 (the "Employment Agreement");

     WHEREAS, the parties amended the Employment Agreement as of July 5, 1995 ("Amendment No. 1");

     WHEREAS, effective as of July 1, 1996, Employer agreed to pay Employee a base salary of One Hundred Fifty Thousand Dollars ($150,000);

     AND WHEREAS, the parties now desire to further amend the Employment Agreement in certain respects, as set forth more fully hereinbelow;

     NOW, THEREFORE, Employer and Employee mutually agree to further amend the Employment Agreement ("Amendment No. 2") as follows:

     1. The term of the Amended Employment Agreement shall be extended from July 1, 1997 to June 30, 1998 (the "Extended Term").

     2. During the Extended Term, Employer shall pay Employee a base salary of One Hundred Sixty Thousand Dollars ($ 160,000), payable on an annualized basis in accordance with Employer's normal practices.

     3.    Employee's title shall be Vice President - Finance and Tax.

     4. In consideration for agreeing to the Extended Term, subject to the approval by Employer's Board of Directors, and approval by the shareholders of Employer at its 1997 Annual Meeting of Shareholders, Employee shall be granted 15,000 stock options to purchase common stock of Employer, at a purchase price equal to the closing price on February 4, 1997, in accordance with the terms of Employer's Stock Option Plan. Said options shall vest over a four year period commencing on July 1, 1997.

     5. Except as amended by Amendment Nos. 1 and 2, the Employment Agreement shall not be amended in any respect whatsoever and shall continue in full force and effect.

     IN WITNESS WHEREOF, the parties hereto have caused this Amendment No. 2 to be executed as of the date first above written.

SPELLING ENTERTAINMENT GROUP INC.                   ROSS LANDSBAUM



By:  /s/  Peter Bachmann                            /s/  Ross G. Landsbaum
     -------------------                            ----------------------

Its: /s/  Executive Vice President
     -----------------------------

                    AMENDMENT NO. 3 TO EMPLOYMENT AGREEMENT

     This Amendment to Employment Agreement (the "Amendment"), is made and entered into as of December 18, 1997 by and between SPELLING ENTERTAINMENT GROUP INC. ("Employer") and ROSS LANDSBAUM ("Employee") with reference to the following facts and circumstances:

     WHEREAS, the parties hereto previously entered into that certain employment agreement, dated as of July 5, 1994 (the "Employment Agreement");

     WHEREAS, the parties amended the Employment Agreement as of July 5, 1995 ("Amendment No. 1");

     WHEREAS, the parties further amended the Employment Agreement as of February 4, 1997 ("Amendment No. 2");

     AND WHEREAS, the parties now desire to further amend the Employment Agreement in certain respects, as set forth more fully hereinbelow;

     NOW, THEREFORE, Employer and Employee mutually agree to further amend the Employment Agreement as follows:

     1. The term of the Employment Agreement shall be extended from June 30, 1998 to August 3, 1999.

     2. From August 4, 1997 to August 3, 1998, Employer shall pay Employee a Base Salary of One Hundred Ninety Thousand Dollars ($190,000), and from August 4, 1998 to August 3, 1999, Employer shall pay Employee a Base Salary of Two Hundred Ten Thousand Dollars ($210,000), payable on an annualized basis in accordance with Employer's normal practices.

     3. From August 4, 1997 to August 3, 1999 ("Amendment No. 3 Term"), Employee shall be paid a monthly car allowance in the amount of Six Hundred Dollars ($600).

     4. During the Amendment No. 3 Term, Employee shall be eligible, at Employer's sole discretion, to receive bonus compensation. The target for Employee's bonus compensation shall be 30% of Employee's annual Base Salary. The actual amount of such bonus compensation, if any, shall be determined in accordance with the policies used in determining the bonus compensation of employees of similar stature.

     5. During the Amendment No. 3 Term, Employee's title shall be Vice President - Finance and Business Development and Treasurer. Employee's duties shall be those which are commensurate with his title.

     6. Employer shall provide Employee with ninety (90) days notice as to whether Employer intends to extend or renew the Employment Agreement.

     7. Except as amended by Amendment Nos. 1, 2 and this Amendment herein, the Employment Agreement shall not be amended in any respect whatsoever and shall continue in full force and effect.

     IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed as of the date first above written.

SPELLING ENTERTAINMENT GROUP INC.                   ROSS LANDSBAUM



By: /s/  Peter H. Bachmann                          /s/  Ross Landsbaum
    ----------------------                          -------------------

Its:     President
     ----------------------